                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             [Amendment No. ____]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          PREMIER LASER SYSTEMS, INC.
       ----------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


       ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2.   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4.   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5.   Total fee paid:

          ______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: ______________________________________________
     2.   Form, Schedule or Registration Statement No.: ________________________
     3.   Filing Party: ________________________________________________________
     4.   Date Filed: __________________________________________________________

                          PREMIER LASER SYSTEMS, INC.
                                   3 Morgan
                           Irvine, California 92618

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    to be held on Friday, February 26, 1999

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premier Laser Systems, Inc. (the "Company") will be held at 3 Morgan, Irvine, California, on Friday, February 26, 1999 at 1:30 p.m. for the following purposes:

  (1) To elect members of the Board of Directors to serve until the next annual meeting of shareholders;

  (2) To approve and adopt a Stock Option Plan providing for the issuance of options for up to 1,500,000 shares of Common Stock to eligible employees, officers, directors and consultants of the Company and its subsidiaries; and

  (3) To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

  The Board of Directors has fixed the close of business on December 31, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of the Company's Class A Common Stock, Class E-1 Common Stock and Class E-2 Common Stock at the close of business on the record date are entitled to vote at the meeting. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

  Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Judith A. McCall

                                          Judith A. McCall, Secretary

Irvine, California
January 27, 1999


                            YOUR VOTE IS IMPORTANT

   You are cordially invited to attend the Annual Meeting. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed Proxy in the envelope provided. Returning a signed Proxy will not prevent you from voting in person at the Annual Meeting, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

                          PREMIER LASER SYSTEMS, INC.
                                   3 Morgan
                           Irvine, California 92618

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                           Friday, February 26, 1999

                               ----------------

                                PROXY STATEMENT

                                 INTRODUCTION

  This Proxy Statement is furnished to the shareholders of Premier Laser Systems, Inc., a California corporation, in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company to be held at 1:30 p.m. on February 26, 1999, at the Company's offices at 3 Morgan, Irvine, California 92618, and at any and all adjournments and postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to all shareholders on or about January 27, 1999.

  A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder with respect to the matters described therein. If no direction is made, the shares represented by each properly executed proxy will be voted FOR management's nominees for the Board of Directors and FOR the proposed Stock Option Plan.

  Any proxy given may be revoked at any time prior to the exercise thereof by filing with the Secretary of the Company an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his shares in person if such shareholder so desires.

  It is contemplated that the solicitation of proxies will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

  Only holders of record of the Company's Class A Common Stock, Class E-1 Common Stock or Class E-2 Common Stock (collectively, the "Common Stock") at the close of business on December 31, 1998 are entitled to notice of and vote at the Annual Meeting. As of January 22, 1999, the Company had issued and outstanding 14,932,763 shares of Class A Common Stock, 1,257,499 shares of Class E-1 Common Stock and 1,257,499 shares of Class E-2 Common Stock. Each share of Common Stock issued and outstanding on the record date of December 31, 1998 is entitled to one vote at the Annual Meeting.

  The holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Except with respect to the election of directors or as otherwise provided by statute, all matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting.

  The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Abstentions or broker non-votes will have no effect in the election of Directors. Except as otherwise provided by statute, all other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock present and entitled to vote thereat. Therefore, abstentions concerning a particular proposal will have the same effect as votes against such proposal.

  At the Annual Meeting, each shareholder will have cumulative voting rights with respect to the election of Directors, provided that such shareholder has given notice at the Annual Meeting prior to the voting for Directors of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes. Management presently intends to cumulate votes at the Annual Meeting for all shares for which it holds proxies. If cumulative voting rights are exercised, in voting for Directors each share will have that number of votes which equals the number of Directors which may be elected (seven). Such votes may be cast for one nominee or allocated among two or more nominees. In the event that the Board of Directors deems it appropriate, proxies may be cumulated and distributed unequally among the seven nominees identified herein in order to ensure the election of the maximum number of such nominees. The seven nominees receiving the highest number of votes at the Annual Meeting will be elected.

                             ELECTION OF DIRECTORS

Nominees

  Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows: Colette Cozean, Ph.D., Patrick J. Day, G. Lynn Powell, D.D.S., Lawrence D. Ashcroft, Fredric J. Feldman, Ph.D., John D. Hunkeler, M.D., F.A.C.S. and Lewis H. Stanton.

  Management proxies will be voted FOR the election of the above-named nominees unless the shareholders indicate that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

Management of the Company

  Set forth below is certain information with respect to the executive officers of the Company as of January 26, 1999 and nominees of the Board of Directors of the Company.

             Name            Age                      Position
             ----            ---                      --------
   Colette Cozean..........   40 Director, Chairman, Chief Executive Officer,
                                  President and Director
   T. Daniel Caruso,
    Jr.(1).................   55 Director of Corporate Marketing & Development
   Tom Hazen...............   56 Executive Vice President, Operations
   Judith A. McCall........   57 Vice President, Human Resources, Administration
                                  and Special Projects and Secretary
   Jeffrey A. Anderson.....   31 Vice President, Regulatory Affairs and
                                  Quality Assurance
   Charles J. Olson II(2)..   42 Chief Financial Officer, Vice President, Finance
   Robert V. Mahoney(3)....   57 Chief Financial Officer, Executive Vice President,
                                  Finance
   Patrick J. Day..........   71 Director
   G. Lynn Powell(4).......   57 Director
   Lawrence D.
    Ashcroft(4)(5).........   70 Director
   Fredric J. Feldman,
    Ph.D.(4)(5)............   58 Director
   John D. Hunkeler, M.D.,
    F.A.C.S.(4)............   57 Director
   Lewis H. Stanton(5).....   44 Director

--------
(1)  Mr. Caruso passed away in October 1998.

(2) Mr. Olson joined the Company in July, 1998 as Chief Financial Officer and Vice President, Finance. Effective as of January 15, 1999, Mr. Olson resigned from such positions.

(3) Mr. Mahoney replaced Mr. Olson as the Company's Chief Financial Officer and Executive Vice President, Finance effective as of January 15, 1999.

(4)  Member of the Compensation Committee.

(5)  Member of the Audit Committee.

  Colette Cozean, Ph.D. is a founder of the Company and has been Chairman of the Board of Directors, President and Director of Research of the Company since it commenced operations in August 1991 and became the Chief Executive Officer in 1994. From April 1987 to August 1991, Dr. Cozean served as Director of Research and Development, Regulatory Affairs and Clinical Programs at Pfizer Laser Systems, a division of Pfizer Hospital Products Group, Inc. ("Pfizer Laser") and in such capacities managed the development of the laser technologies which were acquired by the Company from Pfizer Laser. Prior to April 1987, Dr. Cozean held various research positions at Baxter Edwards, a division of Baxter Healthcare Corporation ("Baxter"), and American Technology and Ventures, a division of American Hospital Supply Company ("American Hospital"). Baxter and American Hospital are manufacturers and suppliers of advanced medical products. Dr. Cozean holds several patents, has published many articles and has served as a member of the National Institutes of Health ("NIH") grant review committee. Dr. Cozean holds a Ph.D. in biomedical engineering and an M.S. in Electrical Engineering from Ohio State University, a B.S. in biomedical engineering from the University of Southern California, and a B.A. in physical sciences from Westmont College.

  T. Daniel Caruso, Jr. was appointed to the office of Director of Corporate Marketing & Development in July 1998. Prior to such time and since April 1998, Mr. Caruso served as the Executive Vice President, Mergers and Acquisitions of the Company. Prior to serving in that capacity, Mr. Caruso served as Senior Vice President of Sales and Marketing and from July 1992 until May 1996 served as Vice President, Sales and Marketing.

  Tom Hazen has been the Executive Vice President, Operations of the Company since October 1997. Prior to joining the Company and since 1992, Mr. Hazen served as Vice President of Operations of Imagyn Medical, Inc. In addition, Mr. Hazen has served in various executive offices with several companies in the medical field specializing in product development and manufacturing. Such positions include Vice President Operations at MICA Technology Services in Buffalo Grove, Illinois and President and Chief Executive Officer of California based Dolphin Imaging Systems. Mr. Hazen received a BSME degree from the University of Arizona and an MBA from UCLA.

  Judith A. McCall has been with the Company since April 1993 and became Vice President, Human Resources, Administration and Special Projects and Secretary in January 1998. For the past three years, Ms. McCall has headed the Company's human resources department. Prior to joining the Company, Ms. McCall held various senior operations and administrative positions with firms in Southern California and served as Director of Training and Development for API Security. Ms. McCall received a M.A. in Marriage, Family and Child Psychology from Azusa Pacific College in Azusa, California and a B.A. in Christian Education from St. Andrews Presbyterian College in Lauringburg, North Carolina.

  Jeffrey A. Anderson has been Vice President, Regulatory Affairs and Quality Assurance since September 1997 when he joined the Company. Prior to such time and since November 1995, Mr. Anderson had served as Regulatory Affairs Manager of Medtronic. From December 1993 to November 1995, Mr. Anderson served as Regulatory Affairs Specialist of Sybron Dental Specialties and from December 1991 to December 1993, he served as Regulatory Affairs/Quality Assurance Manager of Laser Medical Technology, Inc. Mr. Anderson received a B.S. in Physics from California State University Fullerton.

  Charles J. Olson II joined the Company in July, 1998 as Chief Financial Officer. Prior to joining the Company, and since 1996, Mr. Olson served as Chief Financial Officer of The Quikset Organization, a subsidiary of For Better Living Inc. From 1986 to 1996, Mr. Olson served in several different capacities with Corning Nichols Institute ("CNI"), a developer of medical diagnostics products that was acquired by Corning Inc. in 1994. His positions with CNI during such period included consultant, employee, and Vice President and Corporate Controller. Mr. Olson also served as Chief Financial Officer of several of CNI subsidiaries. Mr. Olson is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Olson holds a B.S. in Accounting from Arizona State University.

  Robert V. Mahoney joined the Company in December, 1998 as the Chief Accounting Officer. In January 1999, Mr. Mahoney was appointed to the offices of Chief Financial Officer and Executive Vice President, Finance. Prior to joining the Company and since February 1997, Mr. Mahoney served as Director, Strategy and New Ventures of Tandem Computers, Inc. From August 1996 until November 1996, Mr. Mahoney was an employee of Superstill Technology, Inc. ("Superstill"). Prior to his employment at Superstill, from January 1996 until July 1996, Mr. Mahoney served as the Chief Financial Officer and Vice President, Finance of Micronics Computers, Inc. and from June 1993 until July 1995, he served as Chief Financial Officer and Senior Vice President, Finance of Interactive Network, Inc. Mr. Mahoney received an MBA from Stanford University and holds a B.S. in Public Policy from the United States Air Force Academy.

  Patrick J. Day has served as a director of the Company since August 1991. Mr. Day is a Certified Public Accountant and owns a CPA firm which he established in 1967. Mr. Day has served as a director for several organizations including the First Presbyterian Church of Hollywood and many private companies. Mr. Day is the father of Dr. Cozean, the Company's Chairman of the Board and President. Mr. Day has a B.A. in accounting from the University of Idaho.

  G. Lynn Powell, D.D.S. joined the Board of Directors in January 1997. Dr. Powell has been on the faculty at the University of Utah since 1982, where he currently serves as the Assistant Dean for Dental Education in the School of Medicine and Professor in the Department of Pathology. He is a patent holder who has performed extensive research in the field of dentistry serving as primary investigator on several funded grants and is author or co-author of over 45 papers in journals, a majority of which relate to the use of lasers in dentistry. He serves as a reviewer for three dental and laser journals, has lectured nationally as well as internationally, and routinely presents his work at research meetings. Dr. Powell is the current President of the International Society for Lasers in Dentistry. Dr. Powell received his D.D.S. from the University of Washington and was on the full time faculty in Restorative Dentistry at that institution for ten years.

  Lawrence D. Ashcroft joined the Board of Directors in December 1998. Mr. Ashcroft has held a number of senior management and directorial posts in both the United States and Europe. Prior to his retirement, from 1988 to 1995, Mr. Ashcroft served as Chairman of the Board of Directors of Cardiopet, Inc., a company which specialized in reading animal electrocardiograms worldwide via telephone. Mr. Ashcroft currently serves on the Board of Directors of Leasing Edge Technologies and is a non-executive director of Tatatech Inc., Westergaard Broadcasting Inc. and Comstock and Madison Systems Inc.

  Fredric J. Feldman, Ph.D. joined the Board of Directors in December 1998. Dr. Feldman has been a consultant to start up healthcare companies, investment banks and venture capital groups since 1992. Prior to and during that period, Dr. Feldman served as Chief Executive Officer of Biex, Inc., a company specializing in women's health; as Chief Executive Officer and Chairman of the Board of Directors of Oncogenetics, Inc., a cancer diagnostics company; and as President and Chief Executive Officer of Microgenics Corporation, a biotechnology company. Currently, Dr. Feldman serves as a director for Ostex International, Inc., SangStat Medical Corporation and Orthologic Corp. and several private companies. Dr. Feldman holds a Ph.D. in Analytical Chemistry and a M.S. in Inorganic Chemistry from the University of Maryland and a B.S. in Chemistry from the City University of New York.

  John D. Hunkeler, M.D., F.A.C.S. joined the Board of Directors in December 1998. Dr. Hunkeler is a board certified ophthalmologist who has been in private practice in Kansas City, Missouri since 1973. He is also a professor and Chairman of the Department of Ophthalmology at the University of Kansas Medical Center, the President of Hunkeler Eye Centers and the former President of the American Society of Cataract and Refractive Surgery. Dr. Hunkeler is the former Medical Director and is currently the Vice President of the Kansas City Eye Bank. In addition, Dr. Hunkeler serves as a director for First Business Bank and Novamed Eyecare Management Co., both private companies and for RSS, LLC, a limited liability company. Dr. Hunkeler holds a B.A. from Harvard College and received his medical degree from the University of Kansas in 1973.

  Lewis H. Stanton joined the Board of Directors in December 1998. Mr. Stanton has been the Executive Vice President, Chief Operating Officer and Chief Financial Officer of MAI Systems Corporation (ASE:NOW) ("MAI") since he joined the company in 1997. From 1996 until he joined MAI in 1997, Mr. Stanton was the President of Stanton & Associates, a consulting company. From September 1996 until January 1997, Mr. Stanton served as Chief Executive Officer (acting) of Worldsite Networks, Inc., an internet access provider. From 1988 until 1996, Mr. Stanton served as Chief Financial Officer of Data Analysis Inc., the parent company of Investor's Business Daily, a national daily newspaper; William O'Neill & Co. Inc., an institutional research firm and database company; and other companies. At Data Analysis Inc. Mr. Stanton also had responsibility for online product development. From 1976 until 1988, Mr. Stanton was with the international accounting firm Arthur Andersen & Co., specializing in financial services.

  Mr. Stanton is a member of the AICPA and was chair of the California Society of CPAs, Los Angeles, Members in Industry Committee for four years. Mr. Stanton is also a past president of the Association of Western Securities Management.

Meetings of Board and Committees

  The Board of Directors held eight meetings during the fiscal year ended March 31, 1998 and has held fifteen meetings since the end of such fiscal year. Among the incumbent nominees for membership on the Board of Directors, no director attended fewer than 75% of the aggregate of the meetings of the Board and the Committees upon which he or she served.

  The Board of Directors has standing Audit and Compensation Committees, but does not have a Nominating Committee. In practice, the entire Board performs the function of a Nominating Committee.

  The Audit Committee of the Board of Directors held one meeting during the fiscal year ended March 31, 1998 and has held five meetings since the end of such fiscal year. The Committee's responsibility is to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the selection of independent auditors, the determination of the scope of audit procedures, the nature of the services to be performed by and the fees to be paid to the Company's independent auditors, the establishment of the accounting practices of the Company, and the monitoring of all financial aspects of the Company's operations. The Audit Committee is composed of Dr. Feldman and Messrs. Ashcroft and Stanton.

  The Compensation Committee of the Board of Directors held two meetings during the fiscal year ended March 31, 1998, and has held no meetings since the end of such fiscal year. The Committee is responsible for making recommendations to the Board concerning such executive compensation arrangements and plans as it deems appropriate. The Compensation Committee is composed of Dr. Feldman, Dr. Hunkeler, Dr. Powell and Mr. Ashcroft.

Director Compensation

  All directors are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Company pays to all nonemployee directors $1,000 per Board meeting attended, $1,000 per committee meeting attended which is not in conjunction with a Board meeting, $500 per committee meeting attended in conjunction with a Board meeting, and $500 per telephonic Board or committee meeting. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. During fiscal 1998 and until his resignation in November 1998, a former director, E. Donald Shapiro received a fee of $3,000 per month as compensation for additional consulting services relating to one of the Company's pending litigation matters and to new business issues. During the fiscal year ended March 31, 1998, Dr. Powell received a cash bonus of $15,000 for his efforts in obtaining FDA clearance for hard tissue applications.

  The Company may also periodically award options or warrants to its directors, under its existing stock option plans and otherwise. The Company's outstanding Stock Option Plans include: (i) the 1995 Stock Option Plan which provides for the granting of "incentive stock options," within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), and nonstatutory options; (ii) the 1996 Stock Option Plan which also provides for the granting of Incentive Stock Options and nonstatutory stock options; (iii) the February 1996 Stock Option Plan which provides for the granting of nonstatutory stock options; (iv) the 1997 Stock Option Plan which provides for the granting of nonstatutory stock options; and (v) the 1998 Stock Option Plan, described below.

  The Company's 1998 Stock Option Plan (hereinafter, the "1998 Plan" or the "Plan") authorizes the Company to grant options to purchase shares of the Company's Class A Common Stock, no par value, to selected officers, directors (including nonemployee directors) key employees (including officers and directors who are employees) and other providers of service to the Company and its subsidiaries, with the aggregate number of shares to be delivered upon exercise not to exceed 1,500,000.

  The 1998 Plan terminates in January 2008. Options granted under the 1998 plan will have a term not to exceed ten (10) years and an exercise price in an amount determined by the Board of Directors or the committee administering the Plan. As of January 22, 1999, options to purchase an aggregate of 1,320,000 shares of the Company's Class A Common Stock had been issued under the 1998 Plan to the Company's directors and executive officers, at exercise prices ranging from $1.94 to $10.31 per share.

  In fiscal 1998, the Company issued options to purchase the following numbers of shares to its directors: (i) Colette Cozean--1,000,000 shares vesting over 5 years; (ii) Patrick J. Day, Grace Ching-Hsin Lin, G. Lynn Powell, and E. Donald Shapiro--40,000 shares each vesting over 4 years. All of such options have an exercise price of $7.98 per share, the fair market value of the Company's Common Stock on the date of grant. In addition to the above, Mr. Shapiro and Dr. Powell were each granted options to purchase 30,000 shares at $10.31 per share vesting over 3 years in connection with services rendered by them to the Company. All of the above options have a term of ten years.

  The Company's Articles of Incorporation and indemnification agreements entered into between the Company and certain of the Company's directors and officers require the Company to indemnify such officers and directors to the fullest extent permitted by applicable law against liabilities incurred in connection with their duties as officers and directors of the Company. Such indemnification rights may extend to liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Litigation

  The Company has been named as a nominal defendant in a shareholder derivative lawsuit filed in the Orange County, California Superior Court, in a case captioned Eskeland v. Cozean, et al., which was commenced in October, 1998. The complaint in this matter was filed by a shareholder of the Company, on behalf of the Company, against certain of the Company's officers and directors, including Colette Cozean, Michael Hiebert, Richard Roemer, Ronald Higgins, Patrick Day, Grace Chin-Hsin Lin, G. Lynn Powell and E. Donald Shapiro. The complaint alleges, among other things, that such persons violated their fiduciary duty to the Company by exposing the Company to liability under the securities laws, failing to insure that the Company maintained adequate accounting controls, and related actions and omissions. Although the Company is a named defendant, the lawsuit seeks to recover damages in unspecified amounts from the individual defendants on behalf of the Company, as well as other remedies. Settlement discussions in this case have commenced, although no assurance can be given that the case will be settled, or concerning the terms of any such settlement.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth information concerning compensation paid to the Company's Chief Executive Officer and each other executive officer of the Company who received an annual salary and bonus of more than $100,000 for services rendered to the Company during the fiscal year ended March 31, 1998.

                                                         Long-Term
                                                        Compensation
                                                           Awards
                                                        ------------
                                Annual Compensation(1)   Securities
                                -----------------------  Underlying
Name and Principal       Fiscal                            Stock      All Other
Position                  Year    Salary       Bonus      Options    Compensation
------------------       ------ ----------- ----------- ------------ ------------
Colette Cozean,
 President,.............  1998  $   165,000 $   100,000  1,000,000     $16,704(2)
 Chief Executive Officer
  and                     1997  $   151,064 $       --     140,000     $32,300(3)
 Director of Research     1996  $   112,000 $    20,000    358,650     $19,800(4)
T. Daniel Caruso,
 Jr.(5).................  1998  $   114,000 $    14,500        -0-     $   --
 Senior Vice President,   1997  $   105,625 $    10,000    109,500     $   --
 Sales and Marketing      1996  $    90,625 $    10,000     95,000     $   --

--------
(1) Excludes perquisite and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate, for each of the named persons did not exceed the lesser of either $50,000 or 10% of the total annual salary reported for such person. The Board has authorized the Company to enter into Termination Agreements with the above executive officers which will provide, when executed, that in the event of a termination of employment following a change in control of the Company, as defined in such agreement, the named executive officer will receive (i) a lump sum cash payment equal to two times the highest annual level of total cash compensation paid to that officer during the three calendar years prior to the termination; (ii) immediate vesting of all previously granted stock options; and (iii) continuing health benefits for a period of 24 months. The Company has also entered into Employment Agreements with each of the named persons which provide for two to four months of severance benefits upon their termination of employment. Based upon salary levels as of March 31, 1998, such severance benefits range from approximately $36,668 to $55,000 for each of the named persons.

(2) Represents the full amount of premiums paid by the Company ($5,000) for a split-dollar life insurance policy in the amount of $2 million on the life of Dr. Cozean and an auto allowance of $11,704. Included in the auto allowance figure is the initial down-payment for the lease.

(3) Represents the full amount of premiums paid by the Company ($27,500) for a split-dollar life insurance policy in the amount of $2 million on the life of Dr. Cozean and an auto allowance of $4,800.

(4) Represents the full amount of premiums paid by the Company ($15,000) for a split-dollar life insurance policy in the amount of $2 million on the life of Dr. Cozean, and an auto allowance for Dr. Cozean ($4,800).

(5) Mr. Caruso passed away in October 1998.

Options Granted in Last Fiscal Year

  The following table sets forth certain information concerning stock options granted to the named executive officers during the fiscal year ended March 31, 1998. This information includes hypothetical potential gains from stock options granted in fiscal 1998. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's Common Stock price from the date of grant over the 10 year life of the stock options granted in 1998. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                                                                                  Potential Realizable Value
                            Number of       Percent of                              at Assumed Annual Rates
                            Shares of     Total Options                           of Stock Price Appreciation
                          Common Stock      Granted to    Exercise or                   for Option Term
                           Underlying    Employees During  Base Price  Expiration ---------------------------
          Name           Options Granted   Fiscal Year    Per Share(1)    Date       5%($)         10%($)
          ----           --------------- ---------------- -----------  ---------- ---------------------------
Colette Cozean, Ph.D....  1,000,000(2)          57%          $7.98        2008    $    618,213 $    1,027,613
T. Daniel Caruso, Jr....          0              0%          $ --          --     $        --  $          --

--------
(1) The options were granted at an exercise price at least equal to the fair market value of the Class A Common Stock on the date of grant. The exercise price may be paid by delivery of cash or already owned shares, subject to certain conditions. As of January 22, 1999, the last sale price of the Company's Class A Common Stock as quoted on the Nasdaq Stock Market was $3.125.

(2) Such options vest in five equal annual installments commencing March 31, 1998.

Aggregated Option Exercises and Fiscal Year-End Option Values

  The following table sets forth certain information regarding stock options exercised by the named executive officers during the fiscal year ended March 31, 1998, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                                             Value of
                                                   Number of         Unexercised In-the- Money
                          Shares              Unexercised Options           Options at
                         Acquired              at March 31, 1998          March 31, 1998(1)
                            on     Value   ------------------------- -------------------------
                         Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
                         -------- -------- ------------------------- -------------------------
Colette Cozean, Ph.D....     0        0        341,730/1,374,420               $0/$0
T. Daniel Caruso, Jr....     0        0         37,530/179,500                 $0/$0

--------
(1) Represents the Nasdaq last sale price of underlying securities at fiscal year end, minus the exercise price of the options.

Certain Transactions

  On February 21, 1998, the Board of Directors of the Company extended the terms of two warrants which it had previously granted to Patrick J. Day, a director of the Company, as follows:

  Prior to the Company's initial public offering in 1994, the Company issued to Mr. Day a warrant to purchase 9,044 shares of Class A Common Stock, 8,008 shares of Class E-1 Common Stock and 8,008 shares of Class E-2 Common Stock at an aggregate exercise price of $100,000. Such warrant initially provided for an expiration date of August 7, 1996. The Board extended the expiration of this warrant on May 20, 1996 until March 31, 1997, again on February 21, 1997 until March 31, 1998, and again in February 1998 until August 7, 2000.

  The Company has also previously granted to Mr. Day another warrant to purchase 9,948 shares of Class A Common Stock, 8,008 shares of Class E-1 Common Stock and 8,008 shares of Class E-2 Common Stock at an aggregate exercise price of $9,948. This warrant initially provided for an expiration date of April 26, 1998. In February 1998, the Board extended the term of such warrant for an additional two years expiring on April 26, 2000.

  Neither the Company nor any of its directors, nominees, executive officers or beneficial owners of more than five percent of the outstanding Common Stock, or any immediate family member of the foregoing, are, or during fiscal 1998 at any time, were, or are proposed to be, parties to, or have a direct or indirect material interest in, any relationships or transactions, or series of related transactions, described in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended March 31, 1998, the members of the Compensation Committee were Grace Ching-Hsin Lin, G. Lynn Powell, D.D.S. and E. Donald Shapiro, all of whom are non-employee directors of the Company. Since the end of the 1998 fiscal year, Ms. Lin and Mr. Shapiro have retired from the Board, and have been replaced on the Compensation Committee by Dr. Feldman, Mr. Hunkeler and Mr. Ashcroft. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Board Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors hereby submits its report concerning the compensation of the Company's executive officers, including the Chief Executive Officer. The Compensation Committee is responsible for setting and administering the compensation policies of the Company with respect to its executive officers.

  The Company's executive compensation program is designed to align executive compensation with the Company's business strategy and performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to the success of the Company; (ii) to provide levels of compensation which are competitive with other entities in the industry of similar size; and (iii) to motivate executives to enhance long-term shareholder value by building appropriate ownership in the Company.

  The annual compensation has been considered for the executive officers, including Dr. Colette Cozean, the Company's President and Chief Executive Officer, including base salaries, coupled with stock options and other incentives. Base salaries are the fixed component of the executive officers' compensation package. Salaries are set and adjusted based upon competitive standards and individual performance. During fiscal 1998, the Company also engaged Ernst & Young, LLP to perform a survey of compensation packages for Chief Executive Officers of comparable companies.

  The award of any bonuses is based upon the performance of the Company during the prior year as set forth in the Company's audited financial statements, and the contribution of each individual executive officer to the

Company's performance. Among the factors (the "Performance Factors") which the Committee has established to assess the Company's overall performance are: the Company's performance against budget and targets for sales, expenses and revenue, and the successful implementation of both short and long-term corporate strategies for enhancing shareholder value (e.g. strategic acquisitions, divestitures, facilities expansion, productivity, improvements, etc.) and product development along with technical advances and new patents.

  A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's Common Stock. The issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's shareholders. Under the Company's stock option plans, options are granted from time to time to certain officers, directors and key employees of the Company and its subsidiaries at the fair market value of the Company's Common Stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance.

  The Committee has reviewed the fiscal 1998 base salaries of each of the executive officers and is of the opinion that such salaries are not at all unreasonable in view of those paid by the Company's competitors of a similar size. The Committee also reviewed the stock options awarded in fiscal 1998 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with the Company.

  In February 1998 the Committee reviewed Dr. Cozean's base salary for 1998, and concluded that her salary is not unreasonable in view of those paid to Chief Executive Officers of the Company's competitors of similar size. Dr. Cozean was paid a cash bonus of $100,000 for 1998, in view of her contribution towards the Company's receipt of FDA clearance for the use of a laser in hard tissue procedures and other milestones achieved by the Company which were reported to the Committee. Dr. Cozean also received options for the purchase of 1,000,000 shares of the Company's common stock all at prices equaling the Company's then current trading price, subject to a five (5) year vesting schedule, for her past and anticipated future services to the Company, which the Committee believes to be reasonable and appropriate in light of her individual performance.

COMPENSATION COMMITTEE:

E. Donald Shapiro
Grace Ching-Hsin Lin
G. Lynn Powell, D.D.S.

Performance Graph

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on its market price, with the cumulative total return of companies on the Nasdaq Stock Market (U.S. common stocks) and the Surgical and Medical Instruments Index, assuming reinvestment of dividends, for the period beginning December 1, 1994 through the Company's fiscal year ended March 31, 1998. The Company's Class A Common Stock was initially offered to the public on November 30, 1994. This graph assumes that the value of the investment in the Company's Class A Common Stock and each of the comparison groups was $100 on December 1, 1994.
                              [PERFORMANCE GRAPH]

                          November 30, March 31, March 31, March 31, March 31,
                              1994       1995      1996      1997      1998
                          ------------ --------- --------- --------- ---------
Premier Laser Systems,
 Inc.....................   $100.00     $ 80.00   $172.50   $110.00   $210.00
Surgical and Medical
 Instruments.............   $100.00     $119.05   $186.74   $190.53   $262.85
Nasdaq Market Index......   $100.00     $103.04   $138.60   $155.06   $234.33

  In the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, the Company compared the cumulative total shareholder return on its Common Stock to the Hambrecht & Quist Technology Index, instead of the Surgical and Medical instruments Index, as used this year. The Hambrecht & Quist Technology Index was unavailable to the Company for purposes of this report.

                       APPROVAL OF 1998 STOCK OPTION PLAN

  On January 8, 1999 the Board of Directors adopted, subject to the approval of the shareholders, the 1998 Stock Option Plan (the "Plan") in order to strengthen the commonality of interest among management, the

Board and shareholders and to (i) provide incentives for participants to improve operations and increase profits of the Company; (ii) encourage such persons to accept or continue employment with the Company; and (iii) encourage such persons to begin or continue providing services to the Company.

  The following is a general summary of the Plan which is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

Eligibility for Participation

  The employees, including officers and Directors who are employees, of the Company and its subsidiaries (the "Eligible Employees") who are designated by the Committee (as defined below under the heading "Administration") and certain consultants to the Company who are designated by the Committee ("Eligible Consultants") are eligible to receive grants of options to purchase shares of the Company's Class A Common Stock under the Plan.

  Members of the Board of Directors who are not officers or employees of the Company or its subsidiaries ("Eligible Directors") are also eligible to receive grants of certain options under the Plan. As of the close of business on the date the Plan is approved by the Company's shareholders ("Effective Date") there are expected to be seven Eligible Directors who will be entitled to receive grants of such options, based on the assumptions that (i) the Plan is approved by the shareholders at the Annual Meeting, and (ii) all Director nominees are elected (such seven Eligible Directors being referred to herein as the "Expected Eligible Directors").

  No determination has been made concerning the designation of Eligible Employees, Eligible Consultants or Eligible Directors who will participate in the Plan in the future nor as to the number of options to be granted to Eligible Employees, Eligible Consultants or Eligible Directors under the Plan. Therefore, it is not possible to state either the number of Eligible Employees, Eligible Consultants or Eligible Directors who will receive such grants or the number of options to be granted. For the same reasons, it is also not possible to state the number of Eligible Employees, Eligible Consultants or Eligible Directors, nor the number of options granted, with respect to the prior fiscal year had the Plan been in effect. As of December 22, 1998, the Company has five persons serving as executive officers, has a total of 82 employees who are not executive officers, and approximately
40 consultants performing services.

  The Eligible Employees, Eligible Consultants and Eligible Directors are sometimes collectively referred to herein as "Eligible Optionees."

Types of Options

  Options granted under the Plan may be either "incentive stock options" (which qualify for special tax treatment under section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonqualified options. Eligible Employees may be granted either incentive stock options or nonqualified options while Eligible Consultants and Eligible Directors and only may be granted nonqualified options.

Exercise of Options

  The exercise price of any incentive stock option granted under the Plan may not be less than the fair market value of the shares of Class A Common Stock underlying such option, determined as of the date of grant. If an Eligible Employee owns more than 10% of the shares of Class A Common Stock of the Company (a "10% Eligible Employee") at the time of grant of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the shares of Class A Common Stock underlying such incentive stock option, determined as of the date of grant. The exercise price of nonqualified options may be more or less than, or equal to, the fair market value of the underlying Class A Common Stock. The exercise price of an option may be paid in cash, through the delivery of other shares of Class A Common Stock or through the delivery of a combination of such shares of Class A Common Stock and cash. If any such shares of Class A Common Stock to be delivered in payment of an exercise price were obtained through the previous exercise of any option granted under the Plan, such shares must have been held for at least six months prior to such delivery. The Committee may provide for other methods of payment upon the exercise of an option.

  The market value of a share of Class A Common Stock on January 22, 1999, was $3.125, based on the closing sale price of such stock on the Nasdaq National Market System.

Expiration of Options

  No option granted under the Plan may be made exercisable after the expiration of ten years from the date such option is granted. In addition, any option granted to a 10% Eligible Employee may not be made exercisable after the expiration of five years from the date the option is granted.

  Before the expiration date of an option, such option is exercisable by an Employee Optionee or Eligible Consultant (i) while such person continues to be employed or is performing consulting services for the Company, as the case may be, or (ii) so long as such option was then exercisable at the date of termination of employment for reasons other than death, retirement, or termination for cause, within three months after the termination of such employment or consulting relationship. In the event of such termination because of death while an option is exercisable by an Employee Optionee or Eligible Consultant, the option will terminate on the earlier of the expiration date of such option and the expiration of one year after such death. In the event of such termination because of retirement or disability while an option is exercisable by an Employee Optionee, or termination because of disability while an option is exercisable by an Eligible Consultant, the option will terminate on the earlier of (i) the expiration date of such option, or (ii) the expiration of three years after termination of employment due to retirement or disability, or termination of the consulting relationship due to disability. In the event of termination for cause, the option will terminate as of such date of termination even if such option was then exercisable.

  With respect to nonqualified options granted to an Eligible Director: (i) in the event of such termination of directorship for reasons other than death, disability or termination for certain causes, the nonqualified option is exercisable by an Eligible Director until the earlier of the expiration date of such option and the expiration of the three month period after such termination, (ii) in the event of such termination because of death, the nonqualified option will terminate on the earlier of the expiration date of such option and the expiration of one year after such death, (iii) in the event of such termination because of disability, the nonqualified option will terminate on the earlier of the expiration date of such option and the expiration of three years after termination of directorship due to disability, and (iv) in the event of termination for certain causes, the nonqualified option will terminate as of such date of termination.

  Options which are not exercisable by an Eligible Employee or Eligible Consultant at the time of termination of employment or consulting relationship will terminate as of the date of the Eligible Employee's termination of employment or Eligible Consultant's termination of relationship.

Corporate Change

  Upon a Corporate Change (as defined in the Plan, and generally relating to the acquisition or liquidation of the Company), all outstanding options, including options which are then not exercisable, will become exercisable in full; provided that the consent of a holder of an accelerated incentive stock option is required if such acceleration will cause such incentive stock option not to be treated as an incentive stock option under the Code.

Limitation on Shares Available Under Stock Option Plan

  Subject to certain adjustments permitted under the Plan, the aggregate number of shares of Class A Common Stock to be delivered upon exercise of all options granted under the Plan may not exceed 1,500,000 shares of the Company's Class A Common Stock as now constituted. The shares of Class A Common Stock issuable upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares. If the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or if any option granted under the Plan for any reason shall expire or shall terminate unexercised as to all or any shares covered thereby, the number of shares no longer subject to any such option will be released from such option and will be available to be re-optioned under the Plan, subject to certain limitations concerning incentive stock options.

Limitation on Grants to Eligible Employees

  There are statutory limits on the number of shares of Class A Common Stock for which incentive stock options may be granted to certain employees in any calendar year. Currently, the aggregate fair market value of such shares (determined at the time the incentive stock option is granted) may not exceed $100,000 for all shares covered by incentive stock options awarded to certain employees which become exercisable for the first time in any calendar year.

Administration

  The Plan will be administered by the Compensation Committee or such other committee of the Board of Directors which succeeds to the functions and responsibilities of the Compensation Committee (the "Committee"). The Committee will have the authority to (i) determine the individuals to whom options will be granted under the Plan and the terms and provisions of such options, (ii) interpret the Plan and all options granted under the Plan, (iii) adopt, amend or rescind such rules as it deems necessary for the proper administration of the Plan, (iv) make all other determinations necessary or advisable for the administration of the Plan, and (v) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect.

  In determining which Eligible Employees and Eligible Consultants will be granted options under the Plan, the Committee may consider such factors as the office or position of an Eligible Employee or Eligible Consultant, the degree of responsibility for, and contribution to, the growth and success of the Company by such Eligible Employee or Eligible Consultant, the length of service, promotions, and potential of such Eligible Employee or Eligible Consultant as well as any other factors which the Committee may deem relevant.

Amendments

  The Board of Directors may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (i) extending beyond ten years the period within which options may be granted thereunder, (ii) increasing the aggregate number of shares of Class A Common Stock to be optioned under the Plan except as otherwise permitted in the Plan, (iii) materially modifying the requirements as to eligibility of Eligible Employees or Eligible Consultants or changing the class of Eligible Employees or Eligible Consultants to whom options may be granted, (iv) materially increasing the benefits to optionees under the Plan, (v) modifying the provisions relating to the granting of nonqualified options to Eligible Directors, or (vi) granting options to Eligible Directors other than pursuant to the provisions referred to in clause
(v), will, in each case, be subject to approval by the shareholders of the Company; provided, further, however, that no amendment, suspension or termination of the Plan may cause the Plan to fail to comply with the conditions of Rule 16b-3 ("Rule 16b-3") under the Exchange Act, or may, without the consent of the holder of an option, terminate such option or adversely affect such person's rights in any material respect (except as set forth in the Plan). The Board of Directors may alter, amend, suspend, discontinue or terminate the Plan and any option granted thereunder, without the approval of the shareholders of the Company or any holder of any option thereby affected, if necessary in order to comply with Rule 16b-3 or sections 422 or 162(m) of the Code.

Term of Stock Option Plan

  The Plan will terminate ten years following the effective date of the Plan (the "Termination Date"), unless terminated by the Board of Directors at an earlier date. No options will be granted under the Plan after the Termination Date, although the exercise periods for previously granted options may extend beyond the Termination Date.

Nontransferability

  No option is transferable by the optionee except by will or the laws of descent and distribution.

Certain Federal Income Tax Consequences

  Incentive Stock Options. Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and the Company will not be entitled to a tax deduction. Upon the exercise thereof while the optionee is employed by the Company or a subsidiary or within three months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of Class A Common Stock acquired upon such exercise over the exercise price may be subject to the alternative minimum tax.

  If the shares of Class A Common Stock acquired pursuant to the exercise of an incentive stock option are held for at least two years from the date of grant and at least 1 year from the date of exercise, the optionee's gain or loss upon a disposition of such shares of Class A Common Stock will be a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If such shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and the Company will be entitled to a corresponding tax deduction.

  Nonqualified Options. Upon the grant of a nonqualified option, the optionee will not recognize any taxable income. Upon the exercise thereof, the optionee will recognize taxable income in an amount equal to the difference between (i) the fair market value of the shares of Common Stock acquired upon such exercise, and (ii) the exercise price. At that time, the Company will be entitled to a corresponding tax deduction. Upon a subsequent disposition of shares of Common Stock acquired upon the exercise of a nonqualified option, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of such shares.

New Plan Benefits

  As stated above, the Committee has the authority to determine the amounts, terms and grant dates of options to be granted in the future to Eligible Employees, Eligible Directors and Eligible Consultants under the Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

  The numbers of shares of Common Stock subject to options granted under the Plan to certain persons during the fiscal year ended March 31, 1998 are as follows: Colette Cozean, the Company's President, Chief Executive Officer and Chairman of the Board of Directors was granted options to purchase 750,000 shares of Common Stock; all current executive officers as a group were granted options to purchase 965,000 shares of Common Stock; and all current directors who are not executive officers were granted options to purchase 120,000 shares of Common Stock. During such fiscal year, (i) an aggregate of 860,000 options were granted under the Plan to nominees for election as a director; and (ii) no options were granted to any associates of any current directors who are not executive officers, or of any nominees for election as a director, or of any executive officers, and no person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Plan during that period. The options granted under the 1998 Plan will be valid and exercisable only if the 1998 Plan is approved by the shareholders at the Annual Meeting.

  The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Plan.

  THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE 'FOR' APPROVAL OF THE PLAN. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE PLAN UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 22, 1999, regarding the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company, and
(iii) all directors and executive officers as a group. The following table treats the Common Stock, the Class E-1 Common Stock and the Class E-2 Common Stock as a single class.

                                             Amount and Nature of  Percent of
  Name and Address of Beneficial Owner(1)    Beneficial Ownership Common Stock
  ---------------------------------------    -------------------- ------------
Colette Cozean, Ph.D.(2)....................        661,550           4.3%
Patrick J. Day(3)...........................        257,981           1.7%
T. Daniel Caruso, Jr.(4)....................        172,052           1.1%
G. Lynn Powell, D.D.S.(5)...................        101,501             *
Lawrence D. Ashcroft........................              0             0%
Fredric J. Feldman, Ph.D....................              0             0%
John D. Hunkeler, M.D. F.A.C.S..............              0             0%
Lewis H. Stanton............................              0             0%
Tom Hazen...................................              0             0%
Robert V. Mahoney...........................              0             0%
Jeffrey Anderson............................              0             0%
Judith A. McCall(6).........................         30,532             *
All directors and executive officers as a
 group (11 persons)(7)......................      1,051,564           6.6%

--------
 * Less than 1%.
(1) The address of each of Dr. Cozean, Ms. McCall and Messrs. Day, Powell, Ashcroft, Feldman, Hunkeler, Stanton, Hazen, Mahoney and Anderson is 3 Morgan, Irvine, California 92618. Unless otherwise noted, the Company believes that all persons named in the table have sole investment and voting power with respect to all shares of Class A Common Stock beneficially owned by such person, such shares, subject to community property laws where applicable.

(2) Includes 49,144 shares of Class A Common Stock, 43,514 shares of Class E-1 Common Stock and 43,514 shares of Class E-2 Common Stock held by Dr. Cozean and 1,594 shares of Class A Common Stock, 1,412 shares of Class E-1 Common Stock and 1,412 shares of Class E-2 Common Stock held by Dr. Cozean as custodian for her two minor children. Also includes 520,960 of Class A Common Stock subject to options exercisable within sixty (60) days.

(3) Includes 49,263 shares of Class A Common Stock, 48,047 shares of Class E-1 Common Stock and 48,047 shares of Class E-2 Common Stock. Also includes 78,992 shares of Class A Common Stock, 16,816 shares of Class E-1 Common Stock and 16,816 shares of Class E-2 Common Stock subject to warrants and options exercisable within sixty (60) days.

(4) Includes 13,722 shares of Class A Common Stock, 12,150 shares of Class E-1 Common Stock and 12,150 shares of Class E-2 Common Stock held by Mr. Caruso's estate. Also includes 126,022 shares of Class A Common Stock, 4,004 shares of Class E-1 Common Stock and 4,004 shares of Class E-2 Common Stock subject to options exercisable on behalf of the estate of Mr. Caruso within sixty (60) days.

(5) Includes 101,501 shares of Class A Common Stock subject to warrants and options exercisable within sixty (60) days.

(6) Consists of 30,532 shares of Class A Common Stock subject to option exercisable within sixty (60) days.

(7) Includes 100,001 shares of Class A Common Stock, 92,973 shares of Class E-1 Common Stock and 92,973 shares of Class E-2 Common Stock. Also includes 731,985 shares of Class A Common Stock, 16,816 shares of Class E-1 Common Stock and 16,816 shares of Class E-2 Common Stock subject to warrants and options exercisable within sixty (60) days. Such figure does not include any shares or options held by the estate of Mr. Caruso.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, require the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company, and to furnish the Company with copies of all
Section 16(a) forms they file.

  During the most recent fiscal year ended March 31, 1998, Jeffrey A. Anderson, J. Randy Alexander and Judith A. McCall, each an executive officer of the Company, failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form 3. During the fiscal year ended March 31, 1998, Tom Hazen, also an executive officer of the Company, and Patrick J. Day, a director of the Company, failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form 4.

  All of the delinquent forms referred to above were subsequently filed.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two (2) fiscal years ended March 31, 1997 and 1998, all other Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholders are advised that any shareholder proposal intended for consideration at the next Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement no later than August 15, 1999 to be included in the proxy material for the 1999 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                             CHANGE IN ACCOUNTANT

  The accounting firm of Haskell & White, LLP has been selected as the Company's accountants for the fiscal year ended March 31, 1999. A representative of Haskell & White, LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Information regarding changes in the Company's accountants is included in the annual report to security holders which accompanies this Proxy Statement under the heading "Changes In and Disagreements With Accountants on Accounting and Financial Disclosure."

                                 ANNUAL REPORT

  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as filed with the Securities and Exchange Commission, is available without charge by writing to: Corporate Secretary, Premier Laser Systems, Inc., 3 Morgan, Irvine, California 92718.

                                 OTHER MATTERS

  The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting the persons voting the proxies will vote them in accordance with their best judgement.

  THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Judith A. McCall

                                          Judith McCall, Secretary

Irvine, California
January 27, 1999

                                                                      EXHIBIT A

                          PREMIER LASER SYSTEMS, INC.
                            1998 STOCK OPTION PLAN

                                   ARTICLE I

                              GENERAL PROVISIONS

  1.1 Purpose. Premier Laser Systems, Inc. (the "Company") proposes to grant to selected "Eligible Employees" and "Eligible Consultants" (as defined below) options to purchase shares of Class A common stock, no par value, of the Company ("Common Stock") for the purposes of (i) furnishing to such persons incentives to improve operations and increase profits of the Company, (ii) encouraging such persons to accept or continue employment with the Company and its "Affiliates" (as defined below) and (iii) encouraging such persons to begin or continue providing services to the Company. For purposes hereof, the term "subsidiary" shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended. The term "Eligible Employees" shall mean employees (including officers and directors who are employees) of the Company or its subsidiaries, and the term "Eligible Consultants" shall mean persons performing services for the Company or a subsidiary of the Company as independent contractors and not as employees or members of the Board of Directors.

  The Company also proposes to grant to those members of the Board of Directors of the Company (the "Board of Directors") who are not officers or employees of the Company at the time of a grant (such persons being hereinafter referred to as "Non-Employee Directors") options to purchase shares of Common Stock pursuant to the Plan. The purpose of such grants is to
(i) provide incentives for highly qualified individuals to stand for election to the Board of Directors and continue service on the Board of Directors, (ii) provide incentives to promote long-term shareholder value, and (iii) promote a greater identity of interest between Non-Employee Directors and the Company's shareholders.

  Eligible Employees, Eligible Consultants and Non-Employee Directors who are granted options pursuant to the Plan are sometimes collectively referred to herein as "Optionees."

  The plan herein set forth shall be known as the 1998 Stock Option Plan of Premier Laser Systems, Inc. (and is herein referred to as the "Plan").

  1.2 Shares Subject to the Plan. Subject to adjustment as provided in Section
1.4 and Section 1.11.3 (the "Adjustment Provisions"), the aggregate number of shares of Common Stock to be delivered upon exercise of all options granted under the Plan shall not exceed 1,500,000 shares. The shares of Common Stock issuable upon exercise of options granted under the Plan may be authorized and unissued shares or reacquired shares. In the event the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan for any reason shall expire or shall terminate unexercised as to all or any shares covered thereby, the number of shares no longer subject to any such option shall thereupon be released from such option and shall thereafter be available to be re-optioned under the Plan, subject to the limitations, if any, imposed by the Internal Revenue Code of 1986, as amended (the "Code") on the availability for regrant of options previously granted pursuant to Article
III. The Compensation Committee of the Board of Directors or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of the Compensation Committee, or as shall otherwise be delegated the responsibility of administering the Plan (the "Committee") shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding options under the Plan, and/or (ii) with the consent of the affected holders of options, the cancellation of any outstanding options under the Plan and the grant in substitution therefor of new options under the Plan pursuant to terms consistent therewith, covering the same or different numbers of shares of stock, provided, however, that no option granted pursuant to Article III shall be repriced or regranted on terms that would constitute a "modification" within the meaning of Section 424(h)(3) of the Code which would disqualify such option as an incentive stock option described in Section 422 of the Code unless the Company and the holder of such option shall so agree. Shares issued pursuant to the exercise of options granted under the Plan shall be fully paid and nonassessable.

  1.3 Administration of the Plan. Subject to the provisions of the Plan, the Committee shall have the authority to (a) determine which persons shall be granted Options under the Plan, (b) determine the provisions of the options to be granted under the Plan, (c) interpret the Plan and all options granted under the Plan, (d) adopt, amend or rescind such rules as it deems necessary for the proper administration of the Plan, (e) make all other determinations necessary or advisable for the administration of the Plan, and (f) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Board of Directors shall have the power to add or remove members of the Committee from time to time, to fill vacancies thereon arising by resignation, death, removal, or otherwise, and shall designate a chairman from among the members of the Committee, which chairman shall preside at all meetings of the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. The actions of the Committee in exercising all of the rights, powers and authorities set out in the Plan, when performed in good faith and in its sole judgment, shall be final and conclusive. When appropriate, the Plan shall be administered in order to qualify certain of the options granted hereunder as "incentive stock options" described in section 422 of the Code.

  The Committee shall consist of at least two members of the Board of Directors.

  Notwithstanding any provision of the Plan, the Committee may not exercise any discretion with respect to any option granted hereunder which would be inconsistent with the intent that the Plan meet the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any similar or successor rule. If any Plan provision is found not to be in compliance with Rule 16b-3 or Section 162(m) of the Code ("Section 162(m)"), that provision shall be deemed amended so that the Plan does so comply, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 and Section 162(m).

  1.4 Amendment and Discontinuance of the Plan. The Board of Directors may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which options may be granted under the Plan, (b) increasing the aggregate number of shares of Common Stock to be optioned under the Plan except as provided in the Adjustment Provisions, (c) materially modifying the requirements as to eligibility of employees or consultants receiving options under, or changing the eligibility of employees or consultants or class of employees or consultants to whom options may be granted under, Article II or III, as applicable, or (d) materially increasing the benefits to optionees under the Plan, shall, in each case, be subject to approval by the shareholders of the Company (but only if such amendment is required to be approved under the Code, the Act, the rules promulgated under the Code or the Act, or the rules of any exchange (including the Nasdaq Stock Market) on which the Company's securities are listed); and provided further, however, that no amendment, suspension or termination of the Plan shall be made which may cause the Plan to fail to meet the requirements of Rule 16b-3 or may, without the consent of the holder of an option granted under Article II or III, terminate such option or adversely affect such person's rights in any material respect (except as set forth in the Plan). Furthermore, the Board of Directors may alter, amend, suspend, discontinue or terminate the Plan and any option granted hereunder, without the approval of the shareholders of the Company or any holder of any option thereby affected, if necessary in order to (a) enable the Plan and any option granted hereunder intended to be so qualified, to qualify for (i) the exemption provided by Rule 16b-3, (ii) the benefits provided under section 422 of the Code, or (iii) the exclusion for qualified performance-based compensation under Section 162(m) and the applicable interpretive authority thereunder, and (b) comply with changes in the Code, the Employee Retirement Income Security Act or any other applicable law (including, with respect to any of the foregoing, changes in any rule, regulation or other interpretive authority).

  1.5 Granting of Options to Employees. The Committee shall have authority to grant, prior to the expiration date of the Plan, to (i) Eligible Employees, Eligible Consultants and Non-Employee Directors options to purchase, on the terms and conditions hereinafter set forth in Article II, and (ii) Eligible Employees options to purchase, on the terms and conditions hereinafter set forth in Article III, authorized but unissued, or reacquired, shares of Common Stock, provided such grants shall be made only to those Optionees, in such amounts and at such times as determined in the discretion of the Committee, and, for this purpose, the Committee may consider the Optionee's office or position, degree of responsibility for, and contribution to, the growth and success of the Company, length of service, promotions, potential and any other factors which it may deem relevant. Options granted to Eligible Employees under Section III shall be "incentive stock options" within the meaning of section 422(b) of the Code, and are hereinafter referred to as "incentive stock options." All other options granted to Optionees under the Plan shall be granted pursuant to Article II, and are hereinafter referred to as "nonqualified options."

  1.6 Option Agreements. Each option granted under the Plan shall be evidenced by a written agreement ("Stock Option Agreement") between the Company and the applicable optionee and shall contain such terms and conditions, and may be exercisable for such periods, as may be approved by the Committee, which terms and conditions need not be identical but which must be in compliance with the terms and provisions hereof.

  1.7 Effective Date. The Plan shall become effective as of the date the Plan is approved by the Board (the "Effective Date"). No options granted prior to the approval of the Plan by the shareholders of the Company shall be exercisable until such approval is received. Except with respect to options then outstanding, if not sooner terminated under Section 1.4, the Plan shall terminate upon, and no further options shall be granted after, the expiration of ten years from the Effective Date.

  1.8 Rule 16b-3 Compliance. The Company intends:

    (a) that the Plan comply with all applicable conditions of Rule 16b-3 or its successors under the Act; and

    (b) that transactions of the type specified in the first paragraph of Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.8.

  1.9 Recapitalization or Reorganization. If at any time or from time to time after the grant of any option hereunder there is a capital reorganization of the Common Stock, then the Optionee shall be entitled to receive upon the exercise of an option, in lieu of the Common Stock, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise of such option would have been entitled as a result of such capital reorganization. If the Company shall merge with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Common Stock outstanding immediately prior to the merger remain outstanding and unchanged, any option granted hereunder shall continue to apply to the Common Stock thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of shares of Common Stock deliverable upon exercise of such option would have been entitled as a result of the merger. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, or (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), (each such event is referred to herein as a "Corporate Change"), then all options granted hereunder, including that portion not then otherwise vested, shall become exercisable in full effective immediately prior to the consummation of the Corporate Change, provided that the exercise of any such option that would not have been vested in the absence of the Corporate Change shall be conditioned upon the occurrence of the Corporate Change (i.e., so that if the Corporate Change does not subsequently occur, the unvested portion of the option shall vest according to its original terms), and provided further, however, in no event shall any incentive stock option, without the consent of the holder thereof, first become exercisable pursuant hereto if the result would be to cause such option, when granted, not to be treated as an incentive stock option (whether or not by reason of the possible future violation of the annual limitation set forth in Section 3.3.3 or otherwise).

  1.10 Foreign Options and Rights. The Committee may grant options to Eligible Employees, Eligible Consultants and Non-Employee Directors who are subject to the tax laws of nations other than the United States, which options may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of any such option by the appropriate foreign governmental entity; provided, however, that no such option may be granted pursuant to this Section 1.10 and no action may be taken which would result in a violation of the Act, the Code or any other applicable law.

  1.11 General Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with law or the Article pursuant to which such option was granted, as the Committee shall deem desirable:

    1.11.1 Manner of Exercise. In order to exercise all or a portion of any option granted under the Plan, an Optionee shall deliver to the Company payment in full of the shares then being purchased, together with any required withholding tax. The payment of such exercise price and any required withholding tax shall either be in cash or, to the extent permitted by the applicable Stock Option Agreement, either (i) through delivery to the Company of shares of Common Stock, (ii) by any combination of cash or shares, or (iii) pursuant to a "net exercise" provision, permitting exchange of the Option for shares subject to such Option. The value of each share of Common Stock delivered upon exercise shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day immediately preceding the date the option is exercised (or the closing bid if no sales were reported), based on the composite transactions in the Common Stock as reported in The Wall Street Journal (or any successor publication thereto). If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares. An option agreement may, in the discretion of the Committee, provide for other methods to pay for, or otherwise exercise, an option. An option agreement also may, in the discretion of the Committee, provide for the withholding of Federal, state or local income tax upon exercise of an option from any cash or stock remuneration (from the Plan or otherwise) then or thereafter payable by the Company to the Optionee. To the extent provided by the terms of the applicable Stock Option Agreement, the Optionee may, at the discretion of the Committee, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise or acquisition of stock under the option provided that such arrangement will not result in a charge to the Company's reported earnings in excess of that which the Company is willing to accept; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company that have been held for the greater of
  (i) six months, or (ii) the period required to avoid a charge to the Company's reported earnings in excess of that which the Company is willing to accept. The exercise of the option may be conditioned upon the receipt by the Company of satisfactory evidence of the Optionee's satisfaction of any withholding obligations.

    1.11.2 Options not Transferable. No option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee, such option shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option granted under the Plan, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

    1.11.3 Adjustment of Shares. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares subject to the Plan (including shares as to which all outstanding options granted under the Plan, or portions thereof then unexercised, shall be exercisable), to the end that after such event the shares subject to the Plan and each Optionee's proportionate interest shall be maintained as if such Optionee had exercised the option before the occurrence of such event. Such adjustment in an outstanding option granted under the Plan shall be made without change in the total price applicable to such option or the unexercised portion of such option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final, conclusive and binding upon all Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option pursuant to this Section 1.11.3 shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

    1.11.4 Listing and Registration of Shares. Each option granted under the Plan shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

    1.11.5 Amendments. The Committee may, with the consent of the person or persons entitled to exercise any outstanding option granted under the Plan, amend such option; provided, however, that any such amendment shall be subject to shareholder approval when required in Section 1.4. The Committee may at any time or from time to time, in its discretion, in the case of any option previously granted under the Plan which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times. Any adjustment of an incentive stock option pursuant to this Section 1.11.5 shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

    1.11.6 Fair Market Value. The "fair market value" of the Company's Common Stock (as referred to in Sections 2.2, 3.2 and 3.3.3 below), shall be determined by the Committee using any one of the following methods (as selected by the Committee in its discretion):

      (a) The fair market value shall be the last sale price, as reported on the Nasdaq National Market System, of the Company's Common Stock on the business day immediately preceding the date of grant.

      (b) For grants of options to persons who will first become Eligible Employees, Eligible Consultants or Non-Employee Directors at a date after the date the Committee or Board of Directors authorizes the grant of the Option, the fair market value shall be the last sale price, as reported on the Nasdaq National Market System, of the Company's Common Stock on the business day immediately preceding the date of hire (for Eligible Employees), date of engagement (for Eligible Consultants) or date of appointment to the Board of Directors (for Non Employee Directors).

      (c) The fair market value shall be average of the last sale prices, as reported on the Nasdaq National Market System, of the Company's Common Stock on the fifteen consecutive business days immediately preceding the date of grant.

  1.11.7 Miscellaneous.

    (a) The person or persons entitled to exercise, or who have exercised, any option granted under the Plan shall not be entitled to any rights as a shareholder of the Company with respect to any shares subject to such option until such person shall have become the beneficial owner of such shares.

    (b) No option granted under the Plan shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of any person to whom such option has been granted.

    (c) Notwithstanding any provision of the Plan or the terms of any option granted under the Plan, the Company shall not be required to issue any shares hereunder or thereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or Federal law or of the rules or regulations of any governmental regulatory body, and the failure or refusal to issue shares under such circumstances shall not constitute a breach of contract or otherwise be actionable by the Optionee.

    (d) The Committee may require any person who exercises an incentive stock option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an incentive stock option within one year after the transfer of shares to such person.

  1.12 Maximum Grant. The maximum number of shares issuable under options granted in any single calendar year to any single Optionee shall be 1,000,000 shares.

                                  ARTICLE II

                             NONQUALIFIED OPTIONS

  2.1 Eligible Employees. All Eligible Employees, Non-Employee Directors and Eligible Consultants shall be eligible to receive nonqualified options under this Article II.

  2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under Article II shall be determined by the Committee and may be more or less than, or equal to, the fair market value per share of Common Stock at the time of grant as determined by the Committee. The exercise price for each nonqualified option shall be subject to adjustment as provided in the Adjustment Provisions.

  2.3 Terms and Conditions of Options. Nonqualified options granted under this
Article II shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this
Article II, as the Committee shall deem desirable:

    2.3.1 Option Period and Conditions and Limitations on Exercise. Subject to Section 1.11.5, no nonqualified option shall be exercisable by an Eligible Employee, Non-Employee Director or Eligible Consultant later than the date which is the date determined by the Committee upon the grant thereof (the "Nonqualified Option Expiration Date") which shall be no later than ten years after the date of grant. To the extent not prohibited by other provisions of the Plan, each nonqualified option granted to an Eligible Employee, Non-Employee Director or Eligible Consultant shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such option is granted. In the event the Committee makes no such determination, each nonqualified option granted to an Eligible Employee, Non-Employee Director or Eligible Consultant shall be exercisable from time to time, in whole or in part, at any time prior to the Nonqualified Option Expiration Date.

    2.3.2 Termination of Employment or Relationship as Eligible Consultant; Death. For purposes of this Article II and each nonqualified option granted under this Article II, an Eligible Employee's employment, a Non-Employee Director's term and a Eligible Consultant's relationship with the Company shall be deemed to have terminated at the close of business on the day preceding the first date on which such Eligible Employee, Non-Employee Director or Eligible Consultant no longer for any reason whatsoever (including the death of such Eligible Employee, Non-Employee Director or Eligible Consultant) is employed by, or has a relationship with, the Company or a subsidiary of the Company. An Eligible Employee shall be considered to be in the employment of the Company or a subsidiary of the Company as long as such Eligible Employee remains an employee of the Company or a subsidiary of the Company, whether active or on any authorized leave of absence. An Eligible Consultant shall be considered to have a relationship with the Company as long as such Eligible Consultant has an executory assignment from Company personnel authorized to make such an assignment. Any question as to whether and when there has been a termination of such employment or relationship, and the cause of such termination, shall be determined by the Committee and its determination shall be final and conclusive. If an Eligible Employee's employment, a Non-Employee Director's term or a Eligible Consultant's relationship is terminated for any reason whatsoever (including the death of such Eligible Employee, Non-Employee Director or Eligible Consultant), each nonqualified option thereunto granted under this Article II and all rights thereunder shall wholly and completely terminate as follows:

      (a) With respect to nonqualified options not then exercisable, at the time the Eligible Employee's employment, the Non-Employee's term or the Eligible Consultant's relationship is terminated; and

      (b) With respect to nonqualified options then exercisable:

        (i) At the time the Eligible Employee's employment, the Non-Employee Director's term as a director or the Eligible Consultant's relationship is terminated if the Eligible Employee's employment, the Non-Employee Director's term or the Eligible Consultant's relationship is terminated because such person has committed fraud, theft or embezzlement against the Company or a subsidiary, affiliated entity or customer of the Company, or for conflict of interest (other than legitimate competition); or

        (ii) At the expiration of a period of one year after the Eligible Employee's, the Non-Employee Director's, or Eligible Consultant's death (but in no event later than the Nonqualified Option Expiration
      Date) if the Eligible Employee's employment, the Non-Employee Director's term or Eligible Consultant's relationship is terminated by reason of such person's death. Any such nonqualified option may be exercised by the Eligible Employee's, the Non-Employee Director's or Eligible Consultant's estate or by the person or persons who acquire the right to exercise such nonqualified option by bequest or inheritance; or

        (iii) At the expiration of a period of three years (but in no event later than the Nonqualified Option Expiration Date) after the Eligible Employee's employment or the Non-Employee Director's term is terminated because of retirement, or the Eligible Employee's employment, the Non-Employee Director's term or the Eligible Consultant's relationship is terminated because of disability, if the Eligible Employee's employment or the Non-Employee Director's term has terminated because of retirement or disability or the Eligible Consultant's relationship has terminated because of disability; or

        (iv) At the expiration of a period of three months after the Eligible Employee's employment, the Non-Employee Director's term or Eligible Consultant's relationship is terminated (but in no event later than the Nonqualified Option Expiration Date) if the Eligible Employee's employment, the Non-Employee Director's term or the Eligible Consultant's relationship is terminated for any reason other than the reasons specified in Section 2.3.2(b)(i)-(iii).

                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

  3.1 Eligible Employees. All Eligible Employees shall be eligible to receive incentive stock options under this Article III.

  3.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each incentive stock option granted hereunder shall be equal to the fair market value per share of Common Stock at the time of grant, as determined by the Committee pursuant to Section 1.11.6; provided, however, that in the case of an Eligible Employee who, at the time such incentive stock option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, within the meaning of section 422(b)(6) of the Code (a "10% Eligible Employee"), the exercise price per share shall be at least 110% of the fair market value per share of Common Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Section 1.11.5.

  3.3 Term and Conditions of Options. Incentive stock options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article III, as the Committee shall deem desirable:

    3.3.1 Option Period and Conditions and Limitations on Exercise. Subject to Section 3.4, no incentive stock option shall be exercisable with respect to any of the shares subject to such incentive stock option later than the date which is the date determined by the Committee upon the grant thereof (the "ISO Expiration Date"), which shall be no later than ten years after the date of grant; provided, however, that in the case of any 10% Eligible Employee, the ISO Expiration Date of any incentive stock option granted thereto shall not be later than five years after the date of such grant. To the extent not prohibited by other provisions of the Plan, each incentive stock option shall be exercisable at such time or times as the Committee in its discretion may determine at or prior to the time such incentive stock option is granted. In the event the Committee makes no such determination, each incentive stock option shall be exercisable from time to time, in whole or in part, subject to the monetary limitations set forth in Section 3.3.3, at any time prior to the ISO Expiration Date.

    3.3.2 Termination of Employment; Death. For purposes of this Article III and each incentive stock option granted hereunder, an Eligible Employee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which such Eligible Employee is no longer for any reason whatsoever (including the death of such Eligible Employee) employed by the Company or a subsidiary of the Company. An Eligible Employee shall be considered to be in the employment of the Company or a subsidiary of the Company as long as such Eligible Employee remains an employee of the Company or a subsidiary of the Company, whether active or on any authorized leave of absence. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final and conclusive. If an Eligible Employee's employment is terminated for any reason whatsoever (including the death of such Eligible Employee), each incentive stock option thereunto granted hereunder and all rights thereunder shall wholly and completely terminate as follows:

      (a) With respect to incentive stock options not then exercisable, at the time the Eligible Employee's employment is terminated; and

      (b) With respect to incentive stock options then exercisable:

        (i) At the time the Eligible Employee's employment is terminated if his employment is terminated because he is discharged for fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company, or for conflict of interest (other than legitimate competition); or

        (ii) At the expiration of a period of one year after the Eligible Employee's death (but in no event later than the ISO Expiration
      Date) if the Eligible Employee's employment is terminated by reason of his death. An incentive stock option granted under this Article III may be exercised by the Eligible Employee's estate or by the person or persons who acquire the right to exercise such incentive stock option by bequest or inheritance; or

        (iii) At the expiration of a period of three years (but in no event later than the ISO Expiration Date) after the Eligible Employee's employment is terminated if the Eligible Employee's employment has terminated because of retirement or disability ; or

        (iv) At the expiration of a period of three months after the Eligible Employee's employment is terminated (but in no event later than the ISO Expiration Date) if the Eligible Employee's employment is terminated for any reason other than the reasons specified in
      Section 3.3.2(b)(i)-(iii); provided, however, that the Committee.

  In the event and to the extent that an incentive stock option granted under this Article III is not exercised (i) within three months after the Eligible Employee's employment is terminated because of retirement or disability not within the meaning of section 22(e)(3) of the Code, or (ii) within one year after the Eligible Employee's employment is terminated because of disability within the meaning of section 22(e)(3) of the Code, such option shall be taxed as a nonqualified option.

    3.3.3 Limitation on Amount. Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time an incentive stock option is granted, based upon the calculation of the exercise price as provided in Sections 3.2 and 1.11.6) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Eligible Employee, under all incentive stock option plans of the Company and its subsidiaries, during any calendar year cannot exceed $100,000 or such other maximum amount permitted under Section 422(d) of the Code. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any option agreement, and the acceleration of such exercise date would result in a violation of the monetary restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event the exercise date of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the monetary restriction set forth in the first sentence of this Section 3.3.3 and even if such incentive stock options were thereby converted in whole or in part to nonqualified options.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                          PREMIER LASER SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Colette Cozean, Ph.D. and Tom Hazen, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of Premier Laser Systems, Inc. ("Premier") held of record by the undersigned as of December 31, 1998, at the Annual Meeting of Shareholders of Premier to be held at 3 Morgan, Irvine, California, on Friday, February 26, 1999 at 1:30 p.m. local time, and at all adjournments thereof, (the "Annual Meeting") upon the following matters, which are described in Premier's Proxy Statement for the Annual Meeting.

                  (Continued and to be Signed on Reverse Side)

A  [X]   Please mark your
         votes as in this
         example.

                 FOR all nominees          WITHHOLD
                 listed at right       AUTHORITY to vote
               (except as marked to     for all nominees
                the contrary below)     listed at right     NOMINEES:
1. ELECTION                                                 Colette Cozean
   OF                  [_]                    [_]           Patrick J. Day
   DIRECTORS:                                               G. Lynn Powell
   (INSTRUCTIONS:  To withhold authority to vote for any    Lawrence D. Ashcroft
                   individual nominee, write the nominee's  Fredric J. Feldman
                   name on the lines immediately below)     Robert D. Hunkeler
                                                            Lewis H. Stanton
                   _______________________________________
                   _______________________________________
                   _______________________________________
                   _______________________________________
                   _______________________________________
                   _______________________________________
                   _______________________________________

                                                       FOR     AGAINST   ABSTAIN
2. For approval of 1998 Stock Option Plan              [_]       [_]       [_]

3. In accordance with the discretion of the proxy holder, to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting.
                                                       FOR     AGAINST   ABSTAIN
                                                       [_]       [_]       [_]

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMES AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)______________________________________  DATE________________________
NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.